UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

11201 SE 8th Street, Suite 200
Bellvue, Washington
(Address of principal executive offices)

(206) 621-3500
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our operating subsidiary Accessline Communications Corp. appointed Rob Cain to serve its Chief Operating Officer effective January 31, 2011.  Mr. Cain previously served as the Senior Vice President of Operations for Avure Technologies, a provider of high pressure technology to industrial and consumer products industries, from 2006 to 2010.  From 2004 to 2005, Mr. Cain managed operations for ECCO Corporation; the world’s largest supplier of emergency warning products for commercial vehicles.  From 1995 to 2004 Mr. Cain held various positions with SCP Global Technologies, a manufacturer of batch immersion tools,  including VP of Engineering and later President of the European Division.  Mr. Cain holds a Masters degree from City University in Bellevue, Washington.

On January 31, 2011, our subsidiary entered into a letter agreement with Mr. Cain outlining basic terms of his employment.  Pursuant to the letter agreement Mr. Cain will receive a base salary of $150,000 per annum.  Mr. Cain is eligible to participate in our medical and dental plans.   We have agreed to reimburse travel expenses for Mr. Cain to travel to our offices for the first 120 days of employment, after which time we have agreed to review arrangements on travel  or relocation expenses.  In addition, we agreed to grant Mr. Cain options under the Telanetix 2010 Stock Incentive Plan after his initial month of service, in an amount equal to 3% of our outstanding common stock, which is one-half of the unallocated options in that plan.  The option grant is subject to approval by our Board of Directors, and will be subject to all of the terms, including vesting, of the 2010 Stock Incentive Plan.

Mr. Cain serves as an Operating Advisor with Hale Capital Partners, LP our majority stockholder.  Mr. Cain has agreed to devote such portion of time as may be necessary to carry out his duties.  Mr. Cain may, during the term of his service with us, provide services for Hale Capital Partners, LP, provided that such engagements do not conflict with his responsibilities to us.

The foregoing summary of the terms of employment is qualified in its entirety by reference to the letter agreement that is attached as an exhibit to this report, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Descriptions
10.1#	Letter Agreement between Telanetix and Rob Cain

# Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: February 4, 2011                                                                           By:  /s/ J. Paul Quinn
J. Paul Quinn
Chief Financial Officer